DATED                            2006

(1)    NEW MEDIA LOTTERY SERVICES PLC
(2)    JOHN CARSON AND OTHERS
(3)    NEW MEDIA LOTTERY SERVICES, INC
(4)    ZIMMERMAN ADAMS INTERNATIONAL LIMITED

PLACING AGREEMENT

Kirkpatrick & Lockhart
Nicholson Graham LLP

110 Cannon Street London EC4N 6AR
Tel: +44 (0)20 7648 9000
Fax: +44 (0)20 7648 9001
Ref: ARG/6011081.0001

CONTENTS

Clause	Page

1.	DEFINITIONS AND INTERPRETATION	1

2.	CONDITIONS	8

3.	DELIVERY OF DOCUMENTS AND ADMISSION TO AIM AND CREST	9

4.	AUTHORITIES AND AGREEMENTS	10

5.	PLACING AND OFFER	11

6.	ALLOTMENT	12

7.	PAYMENT	12

8.	COSTS, EXPENSES, FEES AND COMMISSIONS	13

9.	UNDERTAKINGS PRIOR TO ADMISSION	14

10.	UNDERTAKINGS FOLLOWING ADMISSION	15

11.	WARRANTIES	18

12.	INDEMNITIES	20

13.	SUPPLEMENTARY PROVISION	23

14.	TERMINATION AND CHANGE IN CIRCUMSTANCES	23

15.	EFFECT OF TERMINATION	24

16.	WITHHOLDING AND GROSSING UP	25

17.	REMEDIES AND ENFORCEMENT	26

18.	INVALIDITY	26

19.	ASSIGNMENT	26

20.	WAIVER	27

21.	TIME OF THE ESSENCE	27

22.	ENTIRE AGREEMENT	27

23.	COUNTERPARTS	28

24.	THIRD PARTY RIGHTS	28

25.	NOTICES	28

26.	GOVERNING LAW AND JURISDICTION	29

SCHEDULE 1	31

Directors	31

SCHEDULE 2	33

Directors Certificate	33

SCHEDULE 3	35

Documents to be delivered by the Company	35

SCHEDULE 4	37

Warranties	37

SCHEDULE 5	50

Tax Indemnity	50

THIS AGREEMENT is made on	2006

BETWEEN:

(1)	NEW MEDIA LOTTERY SERVICES PLC (registered in the Republic of Ireland under number 410845) whose registered office is at 51/52 Fitzwilliam Square, Dublin 2, Ireland (the "Company");

(2)	THE PERSONS whose names and addresses are set out in Schedule 1 (the "Directors");

(3)	NEW MEDIA LOTTERY SERVICES, INC. (a company incorporated under the laws of Delaware) whose principal place of business is at 370 Neff Ave Suite L Harrisonburg, VA 22801 United States ("NMLS"); and

(4)	ZIMMERMAN ADAMS INTERNATIONAL LIMITED (registered in England and Wales under number 5136014) whose registered office is at 1 Threadneedle Street, London EC2R 8AW ("ZAI").

WHEREAS:

(A)	The Company was incorporated under the Irish Companies Acts and details of it are set out in Part V of the Admission Document.

(B)	The Company proposes to allot and issue the Placing Shares for cash in accordance with the terms of this Agreement.

(C)
ZAI is acting as Nominated Adviser and Broker to the Company, and the Company has authorised ZAI to make application to the London Stock Exchange for admission to AIM of all the issued and to be issued Ordinary Shares of the Company.

(D)	ZAI has agreed, as agent for the Company, to use its reasonable endeavours to procure subscribers for the Placing Shares on the terms and subject to the conditions set out in this Agreement.

NOW IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement unless the context requires otherwise:

"Accountants' Report" means the long form report on the Company dated on or about the date of this Agreement prepared by the Reporting Accountants;

"Accounts Date" means 30 April 2005;

"Accounts Group" means NMLS and New Media Lottery Services (International) Limited (incorporated in the Republic of Ireland with number 330027);

"Act" means the Companies Act 1985 (as amended);

"Admission" means admission of the Ordinary Shares (issued and to be issued pursuant to the Placing) to trading on AIM becoming effective as provided in rule 6 of the AIM Rules;

"Admission Date" means 31 March 2006 or such later date as ZAI and the Company shall agree in writing (being, in any event, not later than 30 April 2006);

"Admission Document" means the document proposed to be published by the Company in connection with the AIM Application as required by the AIM Rules and constituting an admission document for the purposes of the AIM Rules;

"Affiliate" means in relation to ZAI, any holding company or subsidiary of ZAI (as the case may be) or any subsidiary of any such holding company or subsidiary and any of their representatives or advisors and the directors, partners, sole proprietor, officers and employees of each of such persons and of ZAI (as the case may be);

"AIM" means the market of that name operated by the London Stock Exchange;

"AIM Application" means the application to be made for the Ordinary Shares to be admitted to trading on AIM;

"AIM Rules" means the rules for AIM quoted companies and their nominated advisers published by the London Stock Exchange as amended from time to time and any other rules published from time to time which govern the admission to trading on and the regulation of AIM;

"Associate" has the meaning used in the definition of "related party" contained in the AIM Rules;

"Business Day" means a day (excluding Saturdays, Sundays and statutory holidays) on which banks are open for business in the City of London;

"Company's Solicitors" means Halliwells LLP of 1 Threadneedle Street, London EC2R 8AW;

"Conditions" means the conditions set out in Clause 2.1;

"connected person" shall have the meaning given to that term in section 346 of the Act;

"CREST" means the relevant system (as defined in the Regulations) in respect of which CRESTCo is the Operator (as defined in the Regulations);

"CRESTCo" means CRESTCo Limited;

"CREST Rules" means those rules made by CRESTCo with respect to the provision of CREST;

“Dresner Shares” the 921,925 new Ordinary Shares to be issued by the Company to Milton Dresner and the 921,925 new Ordinary Shares to be issued by the Company to Joseph Dresner;

"Due Diligence Reports" means (i) the legal due diligence report in the agreed form in respect of the Company and its business prepared by the Lavelle Coleman of 51/52 Fitzwilliam Square, Dublin 2, Ireland dated on or about the date of this Agreement and addressed to the Company and ZAI; (ii) the legal due diligence report in the agreed form in respect of New Media Lottery Services, Inc prepared by Ruffa & Ruffa, P.C. of 150 East 58th Street, New York, NY 10022, USA dated on or about the date of this Agreement and addressed to the Company and ZAI; and (iii) the legal due diligence report in respect of NMSI prepared by Schivartche Advogados;

"Exchange Rate" means the €/£ Sterling spot exchange rate published by the European Central Bank from time to time;

"First Day Announcement" means the announcement in the agreed form to be made by the Company via the Regulatory News Service at or about 8.00 am on the Admission Date;

"FSA" means the Financial Services Authority;

"FSMA" means the Financial Services and Markets Act 2000;

"Group" means the Company, its subsidiaries and subsidiary undertakings and each of them as the context admits and "Group Company" means any one of them;

"Indemnified Person" means ZAI and each of its Affiliates;

"Institutional Investors" means any entity falling within the definition of "qualified investor" in Article 2.1(e) of the Prospectus Directive;

"Intellectual Property" means patents, trade marks, service marks, domain names, registered designs, design rights, database rights, copyright and topography rights (whether or not any of these is or are registered and including, without limitation, applications for registration) (including without limitation, rights in computer software), models, trade or business names, get up, know-how, confidential information, and any other similar protected rights in any country together with pending applications and rights to apply for the registration or recording or protection of such rights;

"Intellectual Property Rights" means all Intellectual Property owned or used by the Group in the course of carrying on its business;

"Investor Presentation" means the investor presentation in the agreed form relating to the Placing;

"Irish Companies Acts" means the Companies Acts 1963 to 2005 (as amended) of the Republic of Ireland;

"Irish Takeover Code" means the Irish Takeover Panel Act 1996, the Irish Takeover Rules 2001 and 2002 and the Irish Takeover Panel Act 1997 (Substantial Acquisitions) Rules 2001, or any of them as the context requires;

"Issue Documents" means the Admission Document, any placing proofs of the Admission Document, any supplementary admission document, the Investor Presentation, the Press Announcement, the Placing Letters and the First Day Announcement;

"Issue Price" means 50 pence per Ordinary Share;

"Locked-In Shares" means those Ordinary Shares, legally or beneficially owned by NMLS or Lord Mancroft (as the case may be) on Admission and any shares in the Company into which such shares are sub-divided or converted and any Ordinary Shares (or any shares in the capital of the Company) allotted to or acquired by NMLS or Lord Mancroft (as the case may be) on or after Admission;

"London Stock Exchange" means London Stock Exchange plc;

"Model Code" means the code on directors' dealings adopted by the Company in the agreed form;

"NMSI" means New Media Serviços de Internet Ltda., a corporation incorporated in Brazil;

"Nominated Adviser and Broker Agreements" means the agreements of even date between the Company (1) and ZAI (2) appointing ZAI as Nominated Adviser and Broker of the Company for the purposes of the AIM Rules;

"Nominated Solicitors" means Kirkpatrick & Lockhart Nicholson Graham LLP of 110 Cannon Street, London, EC4N 6AR as solicitors to ZAI;

"Ordinary Shares" means ordinary shares of 2/3 pence each in the capital of the Company;

"Placees" means the persons procured by ZAI as agent of the Company with whom Placing Shares are placed pursuant to the Placing;

"Placing" means the proposed placing of the Placing Shares by ZAI in accordance with this Agreement;

"Placing Letters" means the placing letters in the agreed form;

"Placing Shares" means the 3,672,572 new Ordinary Shares to be issued by the Company pursuant to the Placing;

"Press Announcement" means the press announcement (if any) in the agreed form giving details of the Placing;

"Prospectus Directive" means directive 2003/7/6C of 4 November 2003 of the European Parliament and of the Council;

"Prospectus Rules" means the prospectus rules published by the FSA from time to time;

"Registrars" means Computershare Investor Services (Ireland) Limited of Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland;

"Registrars' Agreement" means the agreement between the Company and the Registrars in the agreed form;

"Regulations" means the Uncertificated Securities Regulations 2001 (as amended);

"Reporting Accountants" means UHY Hacker Young of St Alphage House, 2 Fore Street, London EC2Y 5DH;

"Short Form Report" means the short form report in the agreed form prepared by the Reporting Accountants on the financial affairs of the Company dated on or about the date of this Agreement and incorporated in the Admission Document;

"Supplementary Admission Document" means a document containing all such information as is required to be contained in a supplementary admission document pursuant to the AIM Rules;

"Taxation" has the meaning given in Schedule 5;

"Taxation Authority" means any statutory, governmental, state, provincial, local or municipal authority, whether of the United Kingdom or elsewhere competent to administer, collect, assess or impose any Taxation;

"UK Listing Authority" means the FSA acting in its capacity as the competent authority for the purposes of Part VI of FSMA;

"VAT" means the tax as constituted by the Value Added Tax Act 1994 and any other tax imposed in addition to or in substitution for it at the rate from time to time imposed;

"Verification Notes" means the verification notes in the agreed form prepared by the Company's Solicitors and based on information and answers provided by the Directors, for the purpose of substantiating certain information in the Admission Document;

"Warranties" means the warranties given by the Warrantors set out or referred to in Clause 11 and Schedule 4 and "Warranty" shall be construed accordingly;

"Warranting Directors" means each of the Directors other than Lord Mancroft;

"Warrantors" means each of the Company, the Directors and NMLS;

"Warranty Certificate" means the certificate set out in Schedule 2 of this Agreement;

"Wider Group" means NMLS, the Company, their subsidiaries and subsidiary undertakings and each of them as the context admits and "Wider Group Company" means any one of them;

"Working Capital Report" means the working capital report prepared by the Reporting Accountants in respect of the Company for the period ending 30 April 2010 dated on or about the date of this Agreement;

"ZAI Engagement Letter" means the letter from ZAI to the Company dated 22 September 2005 relating to ZAI’s appointment as corporate advisor to the Company;

"ZAI Warrant Instrument" means the warrant instrument in the agreed form to be executed by the Company and constituting the ZAI Warrants; and

"ZAI Warrants" means the warrants granted to ZAI pursuant to the ZAI Warrant Instrument.

In this Agreement, unless the context requires otherwise:

(a)
references to Clauses, Recitals and Schedules are references to clauses and recitals of and schedules to this Agreement and references within a sub-clause to "this Clause" shall refer to the whole Clause and not merely to the sub-clause in which it appears;

(b)	the Recitals and Schedules form part of and are incorporated in this Agreement;

(c)	headings are included for ease of reference only and shall not affect the interpretation of this Agreement;

(d)	the singular shall include the plural and vice versa and references to any gender shall include references to the other genders;

(e)
the expression "person" shall mean any natural person, partnership, joint venture, corporation, trust, firm, association, government, governmental (or supra-governmental) agency, authority or department, or any other entity, whether acting in an individual, fiduciary or other capacity;

(f)	any reference to a party shall mean any party to this Agreement;

(g)	any reference to the parties shall include their respective successors in title, permitted assigns and personal representatives;

(h)
any reference to a document as being "in the agreed form" means that document in a form agreed between the parties such agreement being signified by the signature or initialling of a draft for the purposes of identification by or on behalf of each of the parties;

(i)
where any statement is qualified by the expression "so far as the Directors are aware" or any similar expression that statement shall be treated as including an additional statement that it has been made after due and careful enquiry provided that this shall not oblige the Directors to make or to have made enquiries of any third parties (other than its professional advisers) where such enquiries would reasonably be expected to have an adverse affect on the Group's business;

(j)
any reference to any statute or statutory provision shall include that statute or statutory provision as from time to time amended, modified, replaced or re-enacted (whether before or after the date of this Agreement) and any order, regulation, instrument, bye-law or other subordinate legislation made under it;

(k)
the expressions "subsidiary" and "holding company" shall have the meanings given to them by the Act and the expression "subsidiary" shall be deemed to include "subsidiary undertakings" as defined by the Act; and

(l)	references to any time of day are to London time.

1.2	References to any of the Directors shall include, and shall bind, the estate of each of them.

2.	CONDITIONS

2.1	The obligations of ZAI under this Agreement are conditional upon:

(a)	the Admission Document being approved by a meeting of the board of Directors;

(b)
the Company having applied to CRESTCo for admission of its Ordinary Shares (issued and to be issued pursuant to the Placing) to the CREST System as participating securities and no notification having been received prior to Admission from CRESTCo that such admission has been or will be refused;

(c)
the Company delivering to ZAI each of the documents specified in Schedule 3 (except as may be otherwise agreed by ZAI) by no later than 3.00 pm on the date hereof (or such later time as ZAI may agree in relation to any particular document);

(d)
without prejudice to ZAI's rights under Clause 14, any Supplementary Admission Document which may be required pursuant to the AIM Rules being published in accordance with the AIM Rules prior to Admission;

(e)	the delivery by the Company and the Directors to ZAI with effect immediately prior to Admission of the Warranty Certificate, signed by or on behalf of each Director and on behalf of the Company;

(f)	the obligations of ZAI under this Agreement not having been terminated pursuant to Clause 14; and

(g)	Admission having occurred on or before 8.00 am on the Admission Date,

and if any of the Conditions shall not be so fulfilled by the date and time (if any) specified above (subject to Clause 2.3) the obligations of each party hereunder shall cease and determine provided that until such time as any of the Conditions shall become incapable of being fulfilled each of the parties hereto shall comply with the obligations on its part contained in this Agreement for the purpose of implementing the Placing.

2.2
If any of the Conditions are not fulfilled the Company shall (where relevant) as soon as practicable give notice to ZAI of the circumstances of such non-fulfilment. In the event that the obligations of each party shall cease and determine in accordance with Clause 2.1 above, the provisions set out in Clause 15 shall apply.

2.3
ZAI may (i) extend the time for fulfilment of all or any part of any of the Conditions (in which case references to such Conditions in this Agreement shall be to such Condition(s) as so varied); or (ii) waive satisfaction (in whole or in part) of the Conditions.

2.4	The Company and the Directors jointly and severally undertake to ZAI to use their respective reasonable endeavours to procure that each of the Conditions is fulfilled by the relevant time.

2.5
The Company and each Director shall insofar as each is able, supply such information and documents, give such undertakings and do all such things (including, in the case of the Company, the payment of all fees and expenses) as may be reasonably required by ZAI and / or by the London Stock Exchange and / or the FSA in connection with the Placing and Admission and in order to comply fully with all relevant and applicable provisions of the Act, the Irish Companies Acts, FSMA and the AIM Rules. ZAI shall provide the Company with all such assistance as is reasonable in the circumstances to enable Admission to become effective and the Admission Document to be published.

3.	DELIVERY OF DOCUMENTS AND ADMISSION TO AIM AND CREST

3.1
The Company shall immediately following the execution of this Agreement (or such other time as ZAI may agree in relation to any particular document) procure (insofar as it is reasonably able to do so) the delivery to ZAI of the documents listed in Schedule 3, in each case in such numbers and in such form as is set out in Schedule 3. ZAI may, in its absolute discretion, waive (in whole or in part) any obligation of the Company under this Clause 3.1 or may extend the time for delivery of any document referred to in Schedule 3. Any waiver or extension may be made subject to such terms as ZAI may determine.

3.2	The Company shall procure that the documents stated in the Admission Document as being available for inspection shall be made so available from the date of the Admission Document.

3.3
The Company confirms that application has been made to CRESTCo for its Ordinary Shares to be admitted to CREST as participating securities, and shall use its best endeavours to ensure that the Ordinary Shares are admitted as participating securities to CREST on or prior to Admission and continue to be participating securities thereafter.

4.	AUTHORITIES AND AGREEMENTS

4.1
The Company hereby irrevocably appoints ZAI as its agent in connection with the Placing and the application for Admission, and to do all things on behalf of the Company which may be reasonably necessary or desirable in connection with the Placing and/or Admission, including the power to appoint agents to act on its behalf in connection with its obligations under this Agreement to seek commitments from Placees by the distribution of Placing Letters and copies of proofs (including pathfinder and placing proofs) of the Admission Document, provided that such appointment shall terminate if Admission shall not become effective by the Admission Date or, if earlier, on the date of Admission and as security for its obligations under this Clause 4.1, the Company hereby:

(a)
irrevocably appoints any director of ZAI as its attorney to sign, seal, execute and deliver, acknowledge and register any document and do any act or thing which may be necessary to implement the Placing and Admission, provided that such appointment as attorney shall terminate if Admission shall not become effective by the Admission Date or, if earlier, on the date of Admission; and

(b)
agrees to ratify and confirm everything that ZAI shall lawfully and properly do in the exercise of and in accordance with, such appointment as agent, appointment as attorney, powers, authorities and discretions.

4.2
The Company and each of the Directors acknowledges that neither ZAI nor any of its Affiliates or advisers is responsible to the Company or to any Directors for verifying the accuracy and/or fairness of any information published in the Issue Documents or otherwise published by the Company, unless ZAI or its Affiliates or advisers has accepted specific responsibility in writing for such verification.

4.3
ZAI shall be entitled to receive and/or retain and/or allow its agents to retain any commission or brokerages paid to it or its agents in connection with the implementation of any such transactions and shall not be under any liability to account for any benefit or advantage derived from such transaction by it or any company connected with it.

4.4
Pursuant to the authority granted to it in Clause 4.1, ZAI agrees on behalf of and as agent for the Company, to arrange the Placing upon and subject to the terms and conditions set out in the Issue Documents and the Company hereby authorises and directs ZAI to have sent to Placees the Placing Letters and a copy of the placing proof of the Admission Document.

4.5	The Company hereby authorises and directs ZAI to:

(a)	release the Press Announcement on the date hereof; and

(b)	publish the Admission Document and make the AIM Application as required by the AIM Rules.

5.	PLACING AND OFFER

5.1
Pursuant to but without limiting the authority in Clause 4.1, ZAI agrees as agent of the Company to use reasonable endeavours to procure subscribers for the Placing Shares at the Issue Price and otherwise on the terms and conditions of the Issue Documents.

5.2	In accordance with the Issue Documents, ZAI shall determine in its reasonable discretion after consultation with the Company:

(a)	the last time at which Placing Letters may be despatched and acceptances pursuant thereto may be made amongst those who have made application for the Placing Shares under the Placing;

(b)	the validity or otherwise of acceptances received for Placing Shares under the Placing; and

(c)	the basis of allocation of Placing Shares under the Placing.

5.3	The Placing is not being underwritten by ZAI and nothing in this Agreement shall impose on ZAI any obligation to :

(a)	underwrite any of the Placing Shares;

(b)	subscribe for any of the Placing Shares;

(c)	make any payment in respect of the subscription obligations of any Placee.

6.	ALLOTMENT

6.1	As soon as practicable following the execution of this Agreement and in any event not later than 2.00 pm on the Business Day prior to the Admission Date:

(a)
ZAI shall provide the Company with the names and addresses of the Placees acquiring Placing Shares together with details of the number of Placing Shares to be taken up by each such person and, where relevant, the CREST participant ID and the CREST member account ID (the "Placing List");

(b)
the Company shall, conditional upon Admission taking place on or before 8.00 am on the Admission Date and this Agreement not having been terminated prior to Admission, forthwith on the delivery to the Company of the Placing List:

(i)	allot the Placing Shares to the Placees in accordance with the Placing List;

(ii)
approve the registration (without registration fee) of the Placees as members of the Company, and the issue of definitive share certificates or crediting of the relevant CREST accounts (as the case may be) in accordance with the timetable for such matters set out in the Admission Document; and

(iii)	deliver to the Nominated Solicitors on ZAI's behalf a certified copy of the resolutions of the Company's board of directors with regard to the matters referred to in sub-clauses (i) and (ii) above.

6.2
The Company hereby undertakes to ZAI that it will procure that the Placing Shares will upon allotment be fully paid and free from all liens, charges, claims, equities and encumbrances and will rank, upon issue, pari passu in all respects with the existing issued Ordinary Shares.

7.	PAYMENT

Subject to the allotment and issue of the Placing Shares by the Company, the Company and ZAI shall give instructions to the Registrars for the delivery no later than 5 Business Days after Admission by electronic telegraphic transfer to the bank account notified to the Registrars by the Company for such purpose of the aggregate amount received by the Registrars for the Placing Shares at the Issue Price pursuant to the Placing less the aggregate of the fees, commissions and expenses payable by the Company pursuant to Clause 8 (to the extent not already paid) ("Fees") and the Company shall give instructions to the Registrars for such Fees to be paid by the Registrars no later than 5 Business Days after Admission to such accounts as are notified to the Company in writing by ZAI.

8.	COSTS, EXPENSES, FEES AND COMMISSIONS

8.1
In consideration of the provision of corporate finance and broking services by ZAI in relation to the AIM Application and the Placing , the Company shall (save to the extent already paid or fulfilled under the ZAI Engagement Letter or any other agreement):

(a)	pay to ZAI the advisory fee as referred to in and determined in accordance with the ZAI Engagement Letter;

(b)	in the event of Admission pay to ZAI a broking commission of an amount equal to the aggregate of:

(i)
9 per cent. of the aggregate value of such number of Placing Shares subscribed under the Placing (except for the Dresner Shares) and allotted and issued to retail investors (for the avoidance of doubt not including Institutional Investors) at the Issue Price; and

(ii)
7 per cent. of the aggregate value of such number of Placing Shares subscribed under the Placing (except for the Dresner Shares) and allotted and issued to Institutional Investors at the Issue Price; and

(c)	issue the ZAI Warrants to ZAI immediately following Admission.

8.2
The payments due under clause 8.1 shall be exclusive of any VAT chargeable on such commissions, fees and other consideration. Payment of the commissions, fees and other consideration payable under Clause 8.1 (including any VAT chargeable thereon) shall be made not later than the fifth Business Day following Admission in accordance with Clause 7.

8.3
The Company shall pay the following costs, charges and expenses in addition to any other costs, charges and expenses agreed in advance in writing by the Company and listed in the expenses schedule in the agreed form and any other expenses properly incurred by ZAI in connection with the Placing and/ or Admission: all stamp duty, capital tax or other tax arising on the allotment of the Placing Shares, the expenses of the Registrars, printing and advertising expenses, postage and the fees of the Company’s lawyers and accountants and other professional advisers (including (without limitation) the fees of the Nominated Solicitors up to a maximum of £60,000 exclusive of VAT). The Company shall forthwith upon request by ZAI reimburse to ZAI the amount of any such costs, charges and expenses which ZAI may properly have paid. The Company shall instruct the Registrars (in accordance with Clauses 8.3 and 8.4) to deduct from the payment to be made by the Registrars to the Company pursuant to such Clause and pay to ZAI an amount equal to the aggregate of all such costs, charges and expenses paid by ZAI.

8.4	Where a sum is reimbursed to ZAI, the Company shall in addition pay to ZAI in respect of VAT:

(a)
if any reimbursement constitutes the consideration (or a part thereof) for any supply to the Company or ZAI (and as further consideration for such supply), such amount as equals any input tax payable by ZAI which is irrecoverable together with an amount representing any VAT for which ZAI is properly liable to account as output tax in respect of that supply; and

(b)	if any costs or expenses constitute disbursements by ZAI as an agent on behalf of the Company any VAT included in the cost of such disbursement.

8.5
Notwithstanding that ZAI is acting as agent for the Company in connection with the Placing in relation to the issue of the Placing Shares it may retain any commissions, fees or other amounts payable to it as are referred to herein.

9.	UNDERTAKINGS PRIOR TO ADMISSION

9.1
The Company and the Directors hereby undertake that any publicity issued by or on behalf of the Company in connection with the Placing and/or Admission, including any statement to or interview with the media, shall be consistent with the Issue Documents and shall be agreed with ZAI in advance (to the maximum practicable extent and subject to such conditions as ZAI may impose in the case of interviews or conferences with journalists or other representatives of the media).

9.2
Save as expressly required hereunder by law or by the London Stock Exchange, no public announcement or communication concerning the Company, the Placing or this Agreement which is or may be material in relation to the Placing, the Offer or the issue of the Placing Shares may be made or despatched between the date hereof and Admission (both days inclusive) or at any time in relation to the termination of this Agreement without the consent of ZAI as to the content, timing and manner of making or despatch thereof.

9.3	The Company and the Directors hereby undertake that they will not, and will procure that no member of the Wider Group will, prior to Admission, in any case without the prior written consent of ZAI:

(a)	enter into any commitment or agreement or terminate any commitment or agreement referred to in paragraph 9 of Part V of the Admission Document; or

(b)	put the Company in a position where it is obliged to announce that any commitment or agreement may be entered into or terminated,

which, in either case, is material in the context of the Group taken as a whole or Admission, the Placing or the issue of the Placing Shares.

9.4
If prior to Admission any significant change occurs affecting any matter contained in the Admission Document whose inclusion was required by the AIM Rules, or there arises or is noted any material new factor, mistake or inaccuracy relating to the information included in the Admission Document, each of the Directors undertakes to notify the Company immediately of becoming aware of the same (whether or not such change, factor, mistake or inaccuracy results in any Warranty becoming untrue or inaccurate), and the Company shall, without prejudice to Clauses 11 and 14:

(a)	notify ZAI forthwith in writing, disclosing such change, factor, mistake or inaccuracy;

(b)	in conjunction with ZAI, deal with such change, factor, mistake or inaccuracy as ZAI in its sole discretion shall reasonably see fit; and

(c)
in conjunction with ZAI, take all such steps and make all such announcements and publish all such documents (including without limitation any Supplementary Admission Document) as may be required by ZAI in the circumstances (any such steps or documents to be in a manner or form approved by ZAI, such approval not to be unreasonably withheld or delayed).

10.	UNDERTAKINGS FOLLOWING ADMISSION

10.1
The Company hereby undertakes that it will, and each of the Directors hereby severally undertakes that he will use reasonable endeavours to ensure that the Company will, apply the net proceeds of the Placing received by the Company only for the purposes described in the Admission Document.

10.2
The Company will comply with all relevant obligations of the AIM Rules and in particular (but without limitation) will ensure that each of its Directors (including any future appointee) accepts responsibility for the Company’s compliance with the AIM Rules, seeks advice from ZAI (while it remains the Company’s nominated adviser) regarding such compliance whenever appropriate and takes that advice into account.

10.3
Subject to Clause 10.4, each of NMLS and Lord Mancroft undertakes not to offer, dispose or agree to offer or dispose of any Locked-In Shares or enter into or agree to enter into any derivative transaction of any type whatsoever (including, without limitation, any swap, contract for differences, option, warrant or future transaction or arrangement) in respect of any Locked-In Shares:

(a)
at any time prior to Admission and during the period of 12 months commencing on the Admission Date without the prior written consent of ZAI (which consents may be withheld in ZAI's absolute discretion); and

(b)
at any time during the period of 12 months commencing on the first anniversary of the Admission Date otherwise than in consultation with the Company's brokers from time to time and in such manner as such broker may require with a view to maintaining an orderly market in the shares of the Company.

In this Clause 10.3 and Clause 10.4 "dispose" includes mortgaging, pledging, charging, lending, assigning, selling, transferring (including, without limitation by way of dividend or other distribution or in connection with or as a consequence of a capital reorganisation) or otherwise disposing.

Where consent is requested under this Clause 10.3, ZAI shall notify the chairman of the Company promptly of the details of the request.

10.4	Subject as provided below, the provisions of Clause 10.3 shall not apply to a disposal or agreement to dispose of shares made:

(a)
in acceptance of a general offer for the whole of the issued equity share capital of the Company (other than any equity share capital held by or committed to the offeror and/or persons acting in concert with the offeror) which has either been recommended by the board of directors of the Company or has become unconditional as to acceptances; or

(b)
in the execution of an irrevocable commitment to accept a general offer for the whole of the issued equity share capital of the Company (other than any equity share capital held by or committed to the offeror and/or persons acting in concert with the offeror) which has been or is recommended by the board of directors of the Company or where the irrevocable commitment is expressed to be conditional upon such general offer being so recommended; or

(c)	pursuant to an offer by the Company to purchase its own shares which is made on identical terms to all holders of shares and otherwise complies with the Irish Companies Acts and the AIM Rules; or

(d)
on arm's length terms by way of a sale for cash which is made with the prior written consent of ZAI (to the extent a claim is made by it) for the purpose of funding an amount payable by that person in respect of a claim under Clause 11 and/or 12 which will be effected on terms or under the arrangements which secure to the reasonable satisfaction of ZAI that the proceeds will be available solely for that purpose; or

(e)	pursuant to a Court order; or

(f)	by way of a renunciation of a right to subscribe for shares where such right is derived from shares in the Company held by the relevant shareholder or, a failure to take up such right.

10.5	Each of the Directors and the Company undertakes to procure (in so far as he/it is reasonably able) that NMLS shall comply at all relevant times with the provisions of Clauses 10.3 and 10.4.

10.6
For so long as ZAI remains the company's Nominated Adviser each Director severally covenants with and undertakes to ZAI that so long as he holds the office of director with the Company he will at all times uphold, comply with and act in accordance with the provisions of the AIM Rules, the Model Code, the Irish Takeover Code and the Criminal Justice Act 1993 (in each case whether or not such provisions would ordinarily apply to the Company or a director thereof) and will use all reasonable endeavours to procure that the affairs of each Group Company are at all times conducted in accordance with the Irish Companies Acts, the AIM Rules and any other laws, rules or regulations applicable to such Group Company from time to time.

10.7
The Company undertakes to ZAI that it will not, and each of the Directors undertakes to procure (so far as he is able to do so) that the Company will not, and will procure that no member of the Wider Group will, without first obtaining the written consent of ZAI, enter into any commitment or agreement prior to Admission which would or might adversely affect the Placing or which is outside the ordinary course of business of the Group or which would otherwise give rise to an obligation to make an announcement in accordance with the AIM Rules.

10.8
The Company shall, and each of the Directors undertakes to procure that the Company shall, deliver to ZAI as soon as reasonably practicable (and in any event no later than 10 Business Days) prior to each monthly meeting of the board of directors of the Company notice of such board meeting together with an agenda and all other documents referred to in such agenda.

10.9
As soon as reasonably practicable following Admission the Company shall, and each of the Directors shall procure that the Company shall, obtain insurance at adequate levels against all risks commonly insured against by persons carrying on the same or similar businesses as those carried on by the Group and against all risks against which the Group might reasonably be expected to insure in the particular circumstances of the businesses carried on by each member thereof which shall, for the avoidance of doubt, include keyman life insurance in respect of each of John Carson and Randolph Brownell (both Directors).

11.	WARRANTIES

11.1
The Company, the Warranting Directors and NMLS hereby jointly and severally warrant to ZAI in the terms of the Warranties in each case as at the date of this Agreement and at all times during the period up to and including Admission so that the Warranties shall be deemed to be repeated by reference to the facts and circumstances from time to time subsisting during that period.

11.2
Lord Mancroft hereby severally warrants to ZAI in the terms of the Warranties contained in paragraphs 1.6 and 2 of Schedule 4 in relation to himself only as at the date of this Agreement and at all times during the period up to and including Admission so that such Warranties shall be deemed to be repeated by reference to the facts and circumstances from time to time subsisting during that period.

11.3	The Warranties shall remain in full force and effect notwithstanding Offer Admission.

11.4
The Company, the Warranting Directors and NMLS accept that ZAI is assuming its obligations as Nominated Adviser and Broker to the Company and its obligations contained in this Agreement in reliance upon each of the Warranties.

11.5	Each of the Warrantors hereby severally undertakes to ZAI:

(a)
that it/he shall not knowingly do, allow or procure any act or omission before Admission which would constitute a breach of any of the Warranties or would make any of them untrue or inaccurate or misleading if repeated by reference to the facts and circumstances in existence at any time prior to Admission; and

(b)
to notify ZAI forthwith if it comes to its or his knowledge at any time prior to Admission that any of the Warranties is or may be untrue or inaccurate or misleading when made and/or that any of the Warranties has ceased or may have ceased to be true or accurate or has become or may have become misleading by reference to the facts and circumstances from time to time subsisting during that period prior to Admission.

11.6
Without prejudice to the Warranties contained in Schedule 4, each Director severally warrants ZAI that all information in respect of himself (including, without limitation, any information relating to his past employment and past or present activities or business interests) with which ZAI has been furnished by him (or on his behalf) in writing (including, without limitation, the contents of his director's questionnaire) given in connection with Admission and which is set out or referred to in the Admission Document is true and accurate and is not misleading and does not omit anything likely to affect the import of such information.

11.7
The Warranties (other than those in paragraphs 1.1 to 1.5 inclusive, 2.1 to 2.5, 6 and 9 of Schedule 4) are given subject to any matter disclosed in the Admission Document. Where any Warranty is qualified by the phrases "in all material respects" or "materially" or any similar phrase, materiality shall be assessed by reference to the general duty of disclosure for the Admission Document as set out in paragraph (k) of schedule two to the AIM Rules.

11.8
If, at any time up to Admission, ZAI shall receive notification pursuant to Clause 11.5(b) or otherwise become aware that any of the Warranties is or has become or is likely to become untrue, inaccurate or misleading (or would be untrue, inaccurate or misleading if then repeated), ZAI may (without prejudice to its rights to terminate its obligations under this Agreement pursuant to Clause 13) acting reasonably require the Company at its own expense to make or cause to be made such announcements and/or despatch such communications (including without limitation a Supplementary Admission Document) as ZAI shall determine.

11.9
Each of the Directors hereby severally waives all and any rights which he may have or claim to have against the Company (including without limitation any rights of contribution) arising out of or in connection with any breach of warranty, representation, undertaking, indemnity or obligation under or pursuant to this Agreement.

11.10
Any release, waiver or compromise or any other arrangement of any kind whatsoever which ZAI may agree to or effect as regards one or more of the Company or the Warrantors shall not affect the right of ZAI as regards any other person liable hereunder.

11.11
Notwithstanding anything herein contained, save in the event of fraud or wilful non-disclosure, ZAI shall not be entitled to make any claim under the Warranties against the Warrantors unless it shall have given written notice thereof to the Warrantors specifying in reasonable detail the basis of such claim and the amount thereof on or before the date falling three months after the publication of the audited consolidated accounts to 30 April 2007. Any such claim shall (if has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn on the date that is twelve months from the date of receipt by the relevant Warrantor of the notice of claim (and such Warrantor shall have no further liability in respect of it) unless proceedings in respect of it have commenced prior to such date by both being issued and served on the relevant Warrantor.

11.12
Without prejudice to their joint and several liability (unless otherwise stated) up to any such individual aggregate amount, the aggregate liability under Clause 11.1 and/or 11.2 and any other provision of this Agreement of :

(a)	each of the Directors shall not exceed the amount set out opposite his/her name in Schedule 1; and

(b)	each of the Company and NMLS (save in respect of Clause 13 (Indemnities)) shall not exceed the aggregate value of the Placing Shares (excluding the Dresner Shares) at the Issue Price save in the case of claims which are the consequence of fraud or wilful concealment by any such Warrantor, in which case there shall be no maximum in relation to that Warrantor.

11.13
ZAI shall, to the extent that it suffers any loss in respect thereof, be entitled to the same remedies and rights of action against the Warrantors as any person acquiring any Placing Shares on the basis of the Admission Document and the Warranties shall be in addition to and shall not be construed as limiting or prejudicing those or any other rights or remedies available to ZAI provided that ZAI shall not be entitled to recover under any provision of this Agreement, damages, reimbursement, compensation, restitution and/or indemnity payments in respect of any loss or liability more than once in respect of the same loss or liability.

11.14
If any Warranty claim arises because of a liability which in any such case is contingent when that claim is notified, a Warrantor will not be obliged to make any payment thereunder until such time as the contingent liability ceases to be contingent and becomes an actual liability and the period within which any claim must be commenced pursuant to Clause 11.2 shall be extended accordingly.

12.	INDEMNITIES

12.1
No claim shall be made against any Indemnified Person to recover any loss, damage, cost, charge or expense which the Company or any subsidiary, director, officer or agent of the Company, or any subscriber for or purchaser of the Placing Shares or any subsequent purchaser or transferee thereof may suffer or incur by reason of or arising out of the carrying out by ZAI (or such other Indemnified Person on either of their behalf) of their obligations and services under this Agreement unless and to the extent that such loss, damage, cost, charge or expense arises from a material breach of its obligations under this Agreement, or from the fraud, negligence or wilful default of, such Indemnified Person or is of such nature that liability may not be excluded pursuant to the conduct of business provisions of the FSMA, or the rules of the FSA.

12.2
The Company, the Warranting Directors and NMLS jointly and severally undertake to keep each and every Indemnified Person indemnified to the fullest extent legally possible (on or after tax basis) against all proceedings, losses, claims, liabilities, costs, charges, damages, expenses, actions or demands whatever or howsoever incurred which any of the Indemnified Persons may suffer or incur (including, but without limitation, all such reasonable costs, charges and expenses of ZAI in investigating, evaluating, responding to, or disputing or settling for itself or on behalf of any other Indemnified Person any such actual or potential actions, claims or demands or in enforcing its rights under this Clause) or which may be made against any Indemnified Person in each case by reason of, or resulting from, or attributable to, or in connection with the services rendered and/or duties performed by ZAI under this Agreement or otherwise in connection with the making or implementation of the Placing and/or Admission including without limitation:

(a)	the issue or despatch of the Issue Documents (or any of them);

(b)
any failure or alleged failure by the Company, or the Directors or their agents, employees or professional advisers to comply with the Act, the Irish Companies Acts, FSMA, or the AIM Rules or any other applicable requirement of statute or statutory regulation in relation to the issue or distribution of the Issue Documents, the entering into or completion of this Agreement and/or the Placing;

(c)
the Issue Documents not containing, or being alleged not to contain, all information required to be stated therein by FSMA, the Irish Companies Acts, or the AIM Rules, or any statement therein being, or being alleged to be, untrue, inaccurate, incomplete or misleading or not based on reasonable grounds;

(d)	any misrepresentation or alleged misrepresentation by the Company or any Director contained in any of the Issue Documents;

(e)
any breach, or alleged breach, by the Directors, or the Company of any of their/its respective obligations, representations or undertakings hereunder or any breach, or alleged breach, of any of the Warranties; or

(f)	the allotment and issue of the Placing Shares,

unless and to the extent that any of them arises from a material breach of any obligations of this Agreement by or from the fraud, negligence or wilful default of any Indemnified Person or is of such nature that liability may not be excluded pursuant to the conduct of business provisions of the FSMA or the rules of the FSA and provided that the liability of the Warranting Directors under the indemnity set out in this Clause 12.2 shall not exceed the amount set out opposite such Warranting Directors' name in Schedule 1.

12.3
Any transaction or step carried out by ZAI or any other Indemnified Person pursuant to this Agreement will be carried out at the request of and as agent for the Company and not for ZAI itself (as the case may be). Neither ZAI nor any other Indemnified Person will be responsible for any loss or damage to any person arising from any such transaction or step, or for any insufficiency or alleged insufficiency of the Issue Price or of the terms on which subscribers for of any of the Placing Shares may be procured by ZAI, or for the timing of any such subscription unless and to the extent that any of them arises as a result of a material breach of the terms of this Agreement by ZAI or the fraud, negligence or wilful default on the part of ZAI or its Affiliates.

12.4
Except in respect of statements specifically attributed to ZAI in the Issue Documents as expressly agreed in writing by ZAI or to the extent required of it by the FSMA or the rules of the FSA neither ZAI nor any other Indemnified Person will be responsible to the Company or to the Directors or to any other person responsible for the Admission Document for verifying the accuracy, completeness or fairness of the information published in the Issue Documents, or otherwise published by the Company in connection with the Placing.

12.5	The provisions of Schedule 5 (Tax Indemnity) shall apply.

12.6
ZAI shall, on becoming aware of any matter which may fall within the indemnity given under this Clause 12 or a breach of Warranty or potential breach of Warranty arising from a claim made by a third party against the Company, NMLS and/or the Directors and/or ZAI in relation to the Placing, Admission, the Admission Document or the Placing Shares (a “Relevant Matter”), give notice thereof to the Company as soon as is reasonably practicable providing such reasonable details as are then available and shall enter into and thereafter maintain reasonable consultation with the Company on all material aspects of the Relevant Matter. ZAI shall, subject to:

(a)	being indemnified (and secured) to its reasonable satisfaction by the Company against any additional or increased losses it may suffer or incur as a result of so doing; and

(b)	the requirements (if any) of the insurers ZAI;

consult with the Company regarding the conduct of the Relevant Matter and provide the Company with all relevant information and copies of such documents as the Company may reasonably require relating to the Relevant Matter. For the avoidance of doubt, ZAI shall not be under any obligation to provide the Company with a copy of any document which is or may be otherwise privileged in the context of the Relevant Matter or to the extent that it is subject to a bona fide duty of confidentiality or it would prejudice any insurance cover to which any Indemnified Person may from time to time be entitled.

12.7	Where ZAI or any Indemnified Person recovers from some other person any sum which compensates it for any loss in respect of any matter giving rise to a claim under Clause 11 or 12, then either:

(a)
the amount payable by the Company, NMLS and/or any of the Directors in respect of that claim shall be reduced by an amount equal to the sum so recovered (less the reasonable costs and expenses of recovering it and any taxation payable by ZAI as a result of its receipt); or

(b)
if an amount shall already have been paid by the Company, NMLS and/or any of the Directors in respect of that claim, there shall be repaid to the Company, NMLS and/or any of the Directors an amount equal to aggregate of the amount so recovered (less the reasonable costs and expenses of its recovery and any taxation payable by ZAI as a result of its receipt) or (if less) the amount of such payment.

13.	SUPPLEMENTARY PROVISION

Each of the undertakings (in so far as they are continuing obligations) set out or referred to in Clause 10, each of the warranties set out or referred to in Clause 11 and each of the indemnities set out or referred to in Clause 12 shall remain in full force and effect notwithstanding the completion of the subscription of the Placing Shares, the Placing and any other matters and arrangements referred to in or contemplated by this Agreement and shall be in addition to and shall not be construed to limit, affect or prejudice any other right or remedy available to ZAI.

14.	TERMINATION AND CHANGE IN CIRCUMSTANCES

14.1	If at any time prior to Admission:

(a)
any statement contained in the Admission Document or any other Issue Document is or has become or been discovered to be materially untrue, incorrect or misleading or there is a material mistake or inaccuracy in the Admission Document or there arises any material new factor, mistake or inaccuracy relating to the information in the Admission Document; or

(b)	any of the Warranties is materially untrue, inaccurate or misleading when made or a matter has arisen which gives rise to a claim under the indemnities set out in Clause 12; or

(c)	any of the Directors or the Company has failed or will be unable to comply with any of their respective obligations under this Agreement or otherwise relating to the Placing; or

(d)	any of the Conditions shall have become incapable of fulfilment before the latest time provided in Clause 2.1 and has not been waived as provided in such Clause; or

(e)
any member of the Group shall have sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any dispute or court or governmental action, order or decree or there shall have been any material adverse change in, or adverse development which affects or could reasonably be expected to affect, the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole the effect of which, in any such case is, in the reasonable opinion of ZAI, so material and adverse as to have, or will be likely to have, a material adverse effect on the offering of, or market for, the Placing Shares; or

(f)
there has occurred any international crisis, any act of terrorism, outbreak of hostilities, change in national or international financial, monetary, economic, political or market conditions including fluctuations in exchange rates which is in the reasonable opinion of ZAI, has had or will be likely to have, a material adverse effect on the offering of, or market for, the Placing Shares, then ZAI may in its absolute discretion, (but after having consulted, as far as reasonably practicable with the Company) by notice in writing to the Company (for itself and on behalf of the other parties to this Agreement), terminate this Agreement.

14.2	If any notice is given to the Company pursuant to the provisions of Clause 14.1, ZAI shall forthwith on behalf of the Company withdraw any application to the London Stock Exchange for Admission.

15.	EFFECT OF TERMINATION

If the obligations of the parties under this Agreement (save to the extent specified in this Clause 15) shall cease and determine pursuant to Clause 2 or if this Agreement shall be terminated pursuant to Clause 14 no party shall have any claim against any other party hereto for compensation, costs, damages or otherwise except in respect of any breach of the provisions of this Agreement which has occurred before then, save that:

(a)	the provisions of Clauses 1, 12 and 14 to 25 (inclusive) shall continue to apply notwithstanding such termination;

(b)
the Company shall forthwith pay to ZAI the fees and expenses specified as payable by it in accordance with the terms of Clause 8.1(a) (save to the extent already paid under the ZAI Engagement Letter or any other agreement);

(c)	the Company shall forthwith pay to ZAI all expenses payable by it in accordance with the terms of Clause 8.3;

(d)	ZAI and/or the Company on the instruction of ZAI shall return to applicants all monies received from such applicants pursuant to the Placing (without interest); and

(e)	such termination shall, for the avoidance of doubt, be without prejudice to any accrued rights or obligations of any party under this Agreement.

16.	WITHHOLDING AND GROSSING UP

16.1
All sums payable to ZAI (in whatever capacity) by any party under this Agreement shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the relevant party shall pay such additional amount as shall be required to ensure that the net amount received by ZAI will be the same amount which would have been received by it had no such deduction or withholding been made. If ZAI receives the benefit of a tax credit or an allowance resulting from a payment which includes an additional amount paid by the relevant person under this Clause 16, it shall pay to the relevant party such part of that benefit as will leave ZAI (after such payment) in no more and no less favourable a position than it would have been in if no additional amount had been required to be paid.

16.2
If the United Kingdom HM Revenue & Customs (or any other Taxation Authority) brings into charge to tax (or into a computation of income, profit or gains for the purposes of any charge to tax) any sum payable to ZAI under this Agreement (other than the amounts due under Clause 8) then (except where the amount payable relates to an expense incurred by ZAI which is deductible as a trading expense for corporation tax purposes) the amount so payable shall be grossed up by such amount as will ensure that after deduction of the tax so chargeable there shall remain a sum equal to the amount that would otherwise be payable under this Agreement (additional payments being made on written demand of ZAI accompanied by reasonable evidence of the relevant sum or sums being brought into charge for tax (or into such computation) by the United Kingdom HM Revenue & Customs or such other Taxation Authority (as the case may be)).

17.	REMEDIES AND ENFORCEMENT

17.1
Each of the Warranties, other representations, warranties and undertakings and indemnities contained in this Agreement shall remain in full force and effect notwithstanding the completion of the Placing, and the purchase or subscription of the Placing Shares pursuant thereto.

17.2
The Warranties and the indemnities contained in Clauses 11 and 12 respectively shall be in addition to, and shall not be construed to limit, affect or prejudice, any other right or remedy available to ZAI or any other Indemnified Person.

17.3
Subject to Clause 15, all the provisions of this Agreement shall (except for any obligation fully performed prior to or on the date hereof) continue in full force and effect after the date of this Agreement.

17.4
Any liability to ZAI under this Agreement may in whole or in part be released, compounded or compromised and time or indulgence may be given by ZAI as regards any person under such liability without prejudicing ZAI's rights against any other person under the same or a similar liability.

18.	INVALIDITY

If any provision of this Agreement is or becomes (whether or not pursuant to any judgment or otherwise) invalid, illegal or unenforceable in any respect under the law of any jurisdiction:

(a)	the validity, legality and enforceability under the law of that jurisdiction of any other provision; and

(b)	the validity, legality and enforceability under the law of any other jurisdiction of that or any other provision,

shall not be affected or impaired in any way thereby.

19.	ASSIGNMENT

19.1
This Agreement shall be binding upon and endure for the benefit of the successors in title of the parties but, except as set out in Clauses 19.2 and 19.3, shall not be assignable by any party without the prior written consent of the others.

19.2
ZAI may assign the benefit of this Agreement to any undertaking which is, whether on or at any time after the date hereof, its subsidiary undertaking or its parent undertaking ("relevant ZAI group") but only on the condition that the assignee agrees in writing prior to such assignment to be bound by the terms of this Agreement and to assign the Agreement (subject to such condition) prior to such assignee ceasing for any reason to be a member of the relevant ZAI group.

20.	WAIVER

20.1
A waiver of any term, provision or condition of, or consent granted under, this Agreement shall be effective only if given in writing and signed by the waiving or consenting party and then only in the instance and for the purpose for which it is given.

20.2
No failure or delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

20.3	Save as otherwise expressly provided herein, no breach of any provision of this Agreement shall be waived or discharged except with the express written consent of the parties.

20.4	The rights and remedies herein provided are cumulative with and not exclusive of any rights or remedies provided by law.

21.	TIME OF THE ESSENCE

Save as otherwise expressly provided, time is of the essence to every obligation of this Agreement and any agreement amending or substituting its terms.

22.	ENTIRE AGREEMENT

22.1	Each party acknowledges and agrees with the other parties that:

(a)
this Agreement, the ZAI Engagement Letter and any other documents referred to in this Agreement (together the "Transaction Documents") constitute the entire and only agreement between the parties relating to the subject matter of the Transaction Documents save that to the extent of any conflict between the terms of this Agreement and the ZAI Engagement Letter, the terms of this Agreement shall prevail; and

(b)
it has not been induced to enter into any Transaction Document in reliance upon, nor has it been given, any warranty, representation, statement, assurance, covenant, Agreement, undertaking, indemnity or commitment of any nature whatsoever other than as are expressly set out in the Transaction Documents and, to the extent that it has been, it unconditionally and irrevocably waives any claims, rights or remedies which it might otherwise have had in relation thereto;

provided that the provisions of this Clause 22.1 shall not exclude any liability which any of the parties would otherwise have to any other party or any right which any of them may have to rescind this Agreement in respect of any statements made fraudulently by any of them prior to the execution of this Agreement or any rights which any of them may have in respect of fraudulent concealment by any of them.

22.2	This Agreement may be varied only by a document signed by all of the parties and expressly incorporating the terms of this Agreement as varied into that document.

23.	COUNTERPARTS

This Agreement may be executed in any number of counterparts which together shall constitute one agreement. Any party may enter into this Agreement by executing a counterpart and this Agreement shall not take effect until it has been executed by all parties.

24.	THIRD PARTY RIGHTS

Save in the case of any Indemnified Person, nothing in this Agreement is intended to confer on any person any right to enforce any term of this Agreement which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999. ZAI shall have the sole conduct and exclusive rights in respect of any action to enforce any rights on behalf of any of Indemnified Person.

25.	NOTICES

25.1
Any notice, demand or other communication given or made under or in connection with the matters contemplated by this Agreement shall be in writing and shall be delivered personally or sent by fax or prepaid first class post:

in the case of the Company and/or the Directors to:

New Media Lottery Services PLC
51/52 Fitzwilliam Square, Dublin 2, Ireland

Fax:
Attention: Randolph Brownell

in the case of ZAI to:

Zimmerman Adams International Limited, New Broad Street House, 35 New Broad Street, London EC2M 1NH

Fax: +44 (0)20 7060 1761
Attention: Ray Zimmerman

and shall be deemed to have been duly given or made as follows:

(a)	if personally delivered, upon delivery at the address of the relevant party;

(b)	if sent by domestic first class post (for domestic delivery only), two Business Days after the date of posting;

(c)	if sent by airmail four Business Days after the date of posting; and

(d)	if sent by fax, when despatched;

provided that if, in accordance with the above provision, any such notice, demand or other communication would otherwise be deemed to be given or made after 5.00 pm such notice, demand or other communication shall be deemed to be given or made at 7.00 am on the next Business Day.

25.2
A party may notify the other parties to this Agreement of a change to its name, relevant addressee, address or fax number for the purposes of Clause 25.1 provided that such notification shall only be effective on:

(a)	the date specified in the notification as the date on which the change is to take place; or

(b)
if no date is specified or the date specified is less than five Business Days after the date on which the notice is given, the date falling five Business Days after notice of any such change has been given.

26.	GOVERNING LAW AND JURISDICTION

26.1
Any dispute, controversy or claim of whatever nature arising out of or relating to this Agreement or breach of this Agreement shall be governed by and this Agreement shall be construed in all respects in accordance with English law.

26.2
Each of the parties to this Agreement irrevocably agrees for the exclusive benefit of the others that the courts in England are to have exclusive jurisdiction to hear and decide any action or proceedings and/or to settle any disputes which arise out of or in connection with this Agreement and for the purpose of enforcement of any judgment against any of their respective assets ("Proceedings").

26.3
The parties agree that service of any claim form, notice or other document for the purpose of any proceedings begun in England shall be duly served upon it if delivered in accordance with Clause 25 and 26.4. Nothing contained in this Clause 26.3 affects the right to serve process in another manner permitted by law.

26.4
Each of the Company, the Directors and NMLS hereby authorises and appoints Halliwells LLP of 1 Threadneedle Street, London EC2R 8AW (or such other person being a firm of solicitors in England as each such person may from time to time substitute by notice to ZAI) to accept service of all legal process arising out of or connected with this Agreement and service on such person (or substitute) shall be deemed to be service on such party. Except upon such a substitution, each such party shall not revoke any such authority or appointment, shall at all times maintain an agent for service of process in England and, if any such agent ceases for any reason to be an agent for this purpose, shall forthwith appoint another agent and advise ZAI accordingly.

IN WITNESS whereof this Agreement has been executed as a deed on the date first above written.

SCHEDULE 1

Directors

Name	Address	Maximum Individual Liability
John Carson
Such sum as shall be equal to the higher of :

(i) 4.14% of the value of NMLS' aggregate holding of Ordinary Shares at the Issue Price at Admission; and

(ii) an amount equal to three times the aggregate of his annual salary during the period of one year following Admission

Randolph H Brownell III
Such sum as shall be equal to the higher of :

(i) 1.28% of the value of NMLS' aggregate holding of Ordinary Shares at the Issue Price at Admission; and

(ii) an amount equal to three times the aggregate of his annual salary during the period of one year following Admission

Paula Horan		an amount equal to two times the aggregate of her annual salary during the period of one year following Admission

Joseph Dresner
Such sum as shall be equal to the higher of :

(i) 32.65% of the value of NMLS' aggregate holding of Ordinary Shares at the Issue Price at Admission; and

(ii) an amount equal to three times the aggregate of his annual salary during the period of one year following Admission

Milton Dresner
Such sum as shall be equal to the higher of :

(i) 32.65% of the value of NMLS' aggregate holding of Ordinary Shares at the Issue Price at Admission; and

(ii) an amount equal to three times the aggregate of his annual salary during the period of one year following Admission

Lord Mancroft	an amount equal to two times the aggregate of his annual salary during the period of one year following Admission

SCHEDULE 2

Directors Certificate

The Directors
Zimmerman Adams International Limited
1 Threadneedle Street
London
EC2R 8AW
●20●

Dear Sirs

This letter is the Warranty Certificate referred to in the placing agreement dated ● 2006 between New Media Lottery Services PLC (1), John Carson and others (2), New Media Lottery Services, Inc. (3) and Zimmerman Adams International Limited (4)(the "Placing Agreement"). Words and expressions defined in the Placing Agreement have the same meanings in this letter.

We severally represent and warrant to you that:

(a)	each condition at Clauses 2.1(a) to 2.1(e) (inclusive) of the Placing Agreement has been satisfied in accordance with its terms;

(b)	none of the Warranties which each of us respectively gives under Clause 11 of the Placing Agreement was breached or untrue or inaccurate at the date of the Placing Agreement and no Warranty would be breached or untrue or inaccurate if it were repeated at the date of this letter by reference to the facts and circumstances now subsisting; and

(c)	there are no matters which we should bring to your attention, bearing in mind Clause 9.4 of the Placing Agreement.

Yours faithfully

......................................................	......................................................
Director, duly authorised	John Carson
for and on behalf of
New Media Lottery Services PLC

......................................................	....................................................
Randolph H Brownell III	Paula Horan

......................................................	....................................................
Joseph Dresner	Milton Dresner

......................................................
Lord Mancroft

SCHEDULE 3

Documents to be delivered by the Company

Document		Aggregate No. of copies required by ZAI	Execution requirements

1.	Application for Admission	1	Signed original

2.	Admission Document	3	Each signed by each Director (or his duly authorised agent of attorney)

3.	Directors' Powers of Attorney and Responsibility Letters	1 from each Director	Originals signed by appropriate Director (or in the case of Responsibility Letters by his duly authorised attorney)

4.	Verification Notes	2	Signed by Directors (and any other signatories thereto or his duly authorised attorney)

5.	Directors' Questionnaire	1 from each Director	Originals signed by appropriate Director

6.	Resolutions passed by the board of directors approving the Issue Documents and authorising their issue, approving the Placing and authorising execution of this Agreement, authorising the application for admission to trading of the Ordinary Shares, approving the execution of the ZAI Warrant Instrument and the issue of the ZAI Warrants	1	Certified copy

7.	Working Capital Report	2	Signed Originals

8.	Short Form Report	2	Signed Originals

9.	Letter from the Reporting Accountant with regard to accuracy of financial information in the Admission Document and commenting on the Working Capital Report	2	Signed Originals

10.	Letter from the Reporting Accountant with regard to the accuracy of the "Taxation" paragraphs in the Admission Document	2	Signed Originals

11.	Accountants' Report	2	Signed Originals

12.	Placing Letter	1	Copy

13.	Press Announcement	2	Copies

14.	Certificate of Incorporation of the Company	1	Certified copy

15.	Memorandum and Articles of Association of the Company	2	Certified copies

16.

17.	CREST security application in respect of the Ordinary Shares	1	Certified Copy

18.	All other documents stated in the Admission Document as being available for inspection (if not already referred to in this Schedule)	1	Certified copy

19.	Investor Presentation	1	Copy

20.	The Nominated Adviser and Broker Agreement duly executed by the Company	1	Signed Original

21.	Letter from the Reporting Accountants consenting to the inclusion in the Admission Document of references to them in the form and context in which they appear	1	Signed Original

22.	Due Diligence Report addressed to the Directors and ZAI	2	Signed Originals

23.	Letter from the Company's solicitors to ZAI in such form as has previously been approved by ZAI in respect of the matters to be confirmed pursuant to rule 39 of the AIM Rules	1	Signed Original

24.	Registrar's Agreement	1	Certified copy

25.	ZAI Warrant Instrument	1	Certified copy

SCHEDULE 4

Warranties

1.	ISSUE DOCUMENTS

1.1
The information contained in the Issue Documents is in accordance with the facts in all material respects and does not omit anything likely to affect the import of such information and all statements of fact contained in the Issue Documents are true and accurate in all material respects and are not misleading in any respect to a prospective subscriber or purchaser of Placing Shares.

1.2
All statements, forecasts, estimates and expressions of opinion, intention or expectation contained in the Issue Documents are fairly and honestly given, expressed or held and have been the subject of due care and attention and are fairly based upon facts within the knowledge of the Company or any of the Directors and are made on reasonable grounds after due and proper consideration of all the information currently available to the Company and the Directors.

1.3
There are no facts or considerations known or which could on reasonable and proper enquiry have been known to the Company or any of the Directors which are not disclosed in the Issue Documents and which by their omission would or might reasonably be considered to:

(a)	be likely to affect the import of the information contained therein; or

(b)	make any statement therein (whether of fact or opinion) inaccurate or misleading; or

(c)	invalidate or qualify any assumption made in support of any statement therein (whether of fact or opinion); or

(d)	be material for disclosure to ZAI or a potential subscriber or purchaser of Placing Shares.

1.4
The Admission Document contains all such information, having regard to the matters referred to in paragraph (k) of schedule two of the AIM Rules, the Company considers reasonably necessary to enable investors to form a full understanding of:

(a)	the assets and liabilities, financial position, profits and losses and prospects of the Group and the Ordinary Shares;

(b)	the rights attaching to the Ordinary Shares; and

(c)	any other matter contained in the Admission Document.

1.5	The Admission Document contain all items of information required to be included by the AIM Rules.

1.6	The contents of the Due Diligence Reports are true and accurate in all material respects and are not by themselves or by omission misleading in any material respect.

2.	DIRECTORS

2.1
The Company's Solicitors have set out in a memorandum to the Directors the nature of the responsibilities and obligations of directors of a company whose securities are traded under the AIM Rules and each Director has received and read a copy of such memorandum prepared by the Company's Solicitors summarising such responsibilities and obligations.

2.2	None of the Directors has:

(a)	at any time been adjudged bankrupt or entered into an individual voluntary arrangement in the United Kingdom or elsewhere;

(b)	at any time been party to a deed of arrangement or made any other form of composition with his creditors, or suffered a receivership of any asset in which he had any interest;

(c)	any unsatisfied judgement outstanding against him;

(d)
been a director of any company or other body corporate which went into receivership, compulsory liquidation, creditors’ voluntary liquidation, administration, company voluntary arrangement or any composition or arrangement with its creditors generally or any class of its creditors while he was a director or within 12 months after he ceased to be one;

(e)
been a partner of any partnership which went into compulsory liquidation, administration or partnership voluntary arrangement or suffered a receivership of any asset while he was a partner or within 12 months after he ceased to be one;

(f)	ever been publicly censured or criticised by or refused admission by any professional, statutory or regulatory authority (including recognised professional bodies); or

(g)	any unspent convictions for any indictable criminal offence.

2.3	The Admission Document contains true, accurate and complete information at the date of this Agreement and immediately following Admission concerning:

(a)	the interests of each Director in any contracts entered into by any Group company; and

(b)	the interests of each Director in the share capital of the Company.

2.4	All relevant details in the Admission Document concerning the respective business interests, qualifications and experience of each Director are accurate.

2.5
The Admission Document contains all information concerning any actual or potential conflicts of interest between the Company and any Director or any company of which any Director is a director or in which he has a material interest and all statements contained in the Admission Document concerning such conflict or concerning the future relationship between such Director or any of such companies are truly and honestly made and are not misleading and there are no other facts concerning the same the omission of which makes any statement therein false or misleading in any respect.

2.6	The Directors are all the directors of the Company and there is no other person who is or could be deemed to be a shadow director of the Company within the meaning of section 741 of the Act.

2.7	No member of the Wider Group owes any money to and is not owed any money by any of the Directors or any of their respective Associates.

3.	FINANCIAL STATEMENTS

3.1	The consolidated financial statements of NMLS as at and for the three financial years ended on the Accounts Date:

(a)
have been prepared in accordance with the historical cost convention and generally accepted accounting principles, practices and standards (in the jurisdiction in which such financial statements were prepared), consistently applied and without limitation comply with all applicable legislation;

(b)	give a true and fair view of the state of affairs of the Accounts Group as at the end of each of the relevant financial periods and of the profit and loss for each such period; and

(c)
fairly set out the assets (including, without limitation to the foregoing, intangible assets), liabilities and reserves of the Accounts Group and either make proper provision for or, where appropriate in accordance with generally accepted accounting principles, practices and standards (in the jurisdiction in which such financial statements were prepared), include a note in respect of all liabilities or commitments, whether actual, deferred or contingent of the Accounts Group as at the relevant dates and in particular, provide for, or where appropriate in accordance with generally accepted accounting principles (in the jurisdiction in which such financial statements were prepared), practices and standards, make proper disclosure of, all liabilities, whether actual, deferred, contingent or disputed, of the Accounts Group for income tax or corporation tax measured by reference to actual or deemed taxable profits (including both income and chargeable gains) made or deemed to have been made during the relevant financial periods, and for any other taxes, duties or other fiscal impositions of any kind whatsoever (including any interest on any amounts and any penalties or charges imposed in relation to such amounts (whether arising under the laws of the Republic of Ireland, the United Kingdom, the United States of America or otherwise) in relation to or in consequence of any event occurring on or before the relevant balance sheet date).

3.2
The pro forma financial information set out in Part IV of the Admission Document comprises extracted financial information from Part III of the Admission Document and the adjustments described in Part IV of the Admission Document and has been accurately presented without any other adjustment.

4.	CURRENT FINANCIAL PERIOD

Since the Accounts Date (in relation to the Accounts Group) and since incorporation (in the case of the Company):

(a)	each member of the Accounts Group and the Company has carried on its respective business in the ordinary and usual course;

(b)
there has been no material depletion in the net assets of the Accounts Group or the Company and there has been no material adverse change, nor any development likely to give rise to a material adverse change, in the assets, liabilities or financial or trading position or prospects of the Accounts Group or the Company;

(c)
no member of the Accounts Group or the Company has otherwise than in the ordinary and usual course of trading entered into any contract or commitment of a long term or unusual nature or which could involve an obligation of a material nature or magnitude which is material for disclosure;

(d)
no member of the Accounts Group or the Company has otherwise than in the ordinary and usual course of trading acquired or disposed of or agreed to acquire or to dispose of any material business, company or asset or assumed or acquired any material liability (including any contingent liability);

(e)	no dividends or other distributions have been, or have been treated as having been, declared, made or paid by any member of the Accounts Group or the Company; and

(f)
no member of the Accounts Group or the Company has been involved in any transaction which has resulted, or could result, in any liability for taxation otherwise than in the ordinary and usual course of trading.

5.	FINANCIAL PROCEDURES

The Company has established procedures which provide a reasonable basis for the Directors to make proper judgments of the assets and liabilities, financial position, profits losses and prospects of the Group.

6.	WORKING CAPITAL REPORT

6.1
The cashflow and working capital projections the subject of the Working Capital Report have been prepared with all due care and attention by the Company and the Directors on the basis of the assumptions set out in such projections and such assumptions are fair and reasonable and there are no facts known or which could on reasonable enquiry have been known to the Company or the Directors which have not been taken into account in the preparation of such projections and which could reasonably be expected to have an effect thereon and all written information supplied to the Reporting Accountants for the purpose of its examination and review of the working capital projections the subject of the Working Capital Report was when give and remains true and accurate in all material respects and not misleading in any material respect.

6.2
Having regard to the proceeds of the Placing receivable by the Company, the Group will have sufficient working capital for its present and reasonably foreseeable future requirements which will, for the avoidance of doubt, be until at least the first anniversary of Admission.

7.	INDEBTEDNESS

All of the Group's term loans and overdraft facilities are in full force and effect. No event or circumstance has occurred or arisen or is likely to occur or arise which entitles any person, or would (with the giving of notice or the lapse of time or both or the making of any relevant determination by any person) entitle any person to require payment of any such term loan in whole or in part prior to its stated date of maturity or to require security therefor or which would cause the lender's commitment thereunder to be cancelled or reduced. All undrawn amounts under such term loans are capable of drawdown and all conditions precedent to such drawdown have been met. In relation to overdraft facilities the continued availability of which has been assumed for the purposes of the Working Capital Report, the Company has obtained appropriate comfort from the lenders providing such overdraft facilities as to the continued availability of such facilities over the period of the Working Capital Report and copies of such comfort letters have been provided to ZAI. There is nothing known to the Company or the Directors that might give cause to believe that repayment might be demanded under such facilities or that any undrawn amount thereof might not be available for drawing. So far as the Company and the Directors are aware (not having made enquiry of such persons), no person to whom any indebtedness for borrowed money of the Group is payable on demand presently proposes to demand payment of, or security for, the same.

8.	ACCOUNTANTS' REPORT AND SHORT FORM REPORT

All statements of fact set out in the Accountants' Report and the Short Form Report are true and accurate in all material respects, no fact has been omitted therefrom (or information withheld) which is material for disclosure to ZAI and no fact has been omitted the omission of which would make any statement of fact therein misleading in any material respect and the expressions of opinion, expectation and intention therein are honestly held and either fairly based upon facts which are within the knowledge of the Directors (having made all reasonable enquiries) or made on reasonable grounds after due and proper consideration of all of the information currently available to the Company and the Directors.

9.	VERIFICATION NOTES

The information contained in the replies to the Verification Notes is true and accurate in all material respects and not misleading in any material respect and all expressions of opinion and expectation therein contained are honestly held and fairly based; such replies have been prepared or approved by persons having appropriate knowledge and responsibility to enable them properly to provide such replies and all such replies given by the Directors have been given in good faith.

10.	EVENTS OF DEFAULT

No event or circumstance has occurred or arisen or, so far as the Directors are aware is about to occur which constitutes or results in, or would with the giving of notice and/or lapse of time and/or the making of a relevant determination, constitute, or result in, a default or the acceleration or breach of any obligation under any agreement, instrument, licence or arrangement to which any member of the Group is a party or by which any such company or any of its properties, revenues or assets are bound, and which would in any such case have a material adverse effect on the businesses, assets or prospects of the Group taken as a whole.

11.	INSOLVENCY

No member of the Group has taken any action nor, to the best of the knowledge, information and belief of the Directors, have any other steps been taken or legal proceedings started or threatened against any member of the Group for its administration winding-up or dissolution or for it to enter into any arrangement or composition for the benefit of creditors or for the appointment of an administrative receiver, an administrator or a receiver, trustee or similar officer of it or any of its properties, revenues or assets nor have any orders been made for any of the foregoing.

12.	EFFECT OF THE PLACING AND THE OFFER

12.1
Neither the creation, allotment or issue of the Placing Shares nor their admission to AIM nor the performance of this Agreement by the Company will infringe any borrowing limits, powers or restrictions of, or the terms of any contract, indenture, security, obligation, commitment or arrangement to which the Company or any member of the Group is a party or by which any of its or their respective properties, revenues or assets are bound or result in any right of pre-emption or termination being triggered.

12.2
The issue of the Placing Shares and Admission will comply with all agreements, licences and other arrangements to which any member of the Group is a party or by which any of them are bound and will not exceed or infringe any restrictions or the terms of any contract, obligation or commitment by or binding upon the board of directors of any member of the Group, or result in the imposition or variation of any rights or obligations of the Group other than in respect of the Placing Shares themselves.

13.	LICENCES

13.1
Each member of the Group has obtained and taken all steps reasonably necessary to protect all licences, permissions, authorisations and consents required for the carrying on of its business as presently conducted and such licences, permissions, authorisations and consents are in full force and effect and all fees due thereunder have been paid and there are no circumstances of which the Directors are aware which indicate that any of such licences, permissions, authorisations or consents may be revoked or not renewed or withdrawn or (except to an immaterial or beneficial extent) amended, in whole or in part, in the ordinary course of events and each member of the Group has complied in all material respects with all legal and other requirements applicable to its business.

13.2
No member of the Group is a party to any agreement or arrangement which infringes Article 81 or 82 of the Treaty establishing the European Economic Community or which infringes chapters I or II of the Competition Act 1998.

14.	LITIGATION

Save as disclosed in the Issue Documents no member of the Group nor any Director nor any person for whom any member of the Group is or may be vicariously liable has any claim outstanding against them or is engaged in or has been engaged in any legal or arbitration or similar proceedings which, individually or collectively, are of material importance and no such legal or arbitration or similar proceedings are threatened or pending nor, to the best of the knowledge, information and belief of the Directors, are there any circumstances which are likely to give rise to any such legal or arbitration or similar proceedings; for this purpose "similar proceedings" includes any civil or criminal proceedings and any action by any governmental, public or regulatory authority (including any investment exchange and any authority or body which regulates investment business or takeovers or which is concerned with mergers or taxation matters) which did or could result in public censure.

15.	PENSION SCHEMES

No member of the Group is paying, or is under any liability (actual or contingent) to pay or secure or otherwise make any contribution in respect of (other than by payment of employers' contributions under national insurance or social security legislation), any pension (whether or not in respect of a particular scheme) or other benefit on retirement, death or disability or on the attainment of a specified age or on the completion of a specified number of years of service.

16.	OPTIONS

Save as disclosed in the Issue Documents there are in force no options or other agreements which call for the issue of or accord to any person the right to call for or may call for the issue of any shares or other securities in the capital of the Company or any of its subsidiary undertakings now or at any time hereafter.

17.	RIGHTS OF EXISTING SHAREHOLDERS

None of the shareholders of the Company has any rights, in their capacity as such, in relation to any member of the Group other than as set out in the articles of association of the Company.

18.	CONFLICTS OF INTEREST

The Issue Documents contain all information concerning any foreseeable actual or potential conflicts of interest between any Group Company and any Director or any company of which any Director is a director or in which he has a material interest.

19.	CAPACITY

The Company has the power and has taken all corporate action required to create, allot and issue the Placing Shares in the manner proposed and to enter into and perform this Agreement and all authorisations, approvals, consents and licences required for the allotment and issue of the Placing Shares and the entering into of this Agreement by the Company have been obtained and remain in full force and effect.

20.	COMPLIANCE WITH LAWS

20.1
The Issue Documents contain all information required by, and the allotment and issue of the Placing Shares and the issue of the Press Announcement and the issue and distribution of the Issue Documents in the manner proposed will comply with the Act, the Irish Companies Acts, the FSMA, the AIM Rules, the rules and regulations of the London Stock Exchange (each as applicable) and all other applicable laws, rules and regulations of the United Kingdom.

20.2
The Group has at all times compiled with all applicable laws of the United Kingdom, the United States, Brazil, Canada, the Republic of Ireland and any other jurisdiction in which it operates or has at any time operated.

21.	PLACING SHARES AND OFFER SHARES

The Placing Shares and the Offer Shares will, upon allotment, be free from all claims, charges, liens, encumbrances and equities whatsoever and will save as provided in the Issue Documents rank pari passu in all respects with the Ordinary Shares in the issued share capital of the Company.

22.	TAX

22.1
Each member of the Group has, within any applicable time limit, paid all tax which it has become liable to pay, duly made all returns, given all notices and supplied all other information required to be made, given or supplied to any tax authority, and all such returns, notices and information were and remain true and accurate in all material respects and were made on a proper basis and no member of the Group is involved in any dispute with, or subject to any investigation by, any tax authority and, so far as the Directors are aware, there are no facts or circumstances which are likely to give rise to any such dispute or investigation.

22.2
All payments made by any member of the Group to any person which ought to have been made under deduction of tax have been so made and the Group has, where appropriate, duly accounted to the relevant tax authority for such tax.

22.3
Each member of the Group is, to the extent required, registered for the purposes of VAT (or any equivalent tax in any foreign jurisdiction in which it operates) and has complied with the terms of value added tax legislation (or any equivalent legislation in any foreign jurisdiction in which it operates) in all material respects.

22.4
All national insurance contributions and sums payable to any Taxation Authority under the PAYE system (or equivalent in any jurisdiction outside the United Kingdom), due and payable by any member of the Group, have been paid.

22.5	No member of the Group is, nor at any time has been, a close company for the purposes of UK tax.

23.	INTELLECTUAL PROPERTY

23.1
The Group’s business is not dependent on any Intellectual Property (other than office administration software) or particular contracts of fundamental importance which are not in the ordinary course of its business.

23.2	A member of the Group:

(a)
is the registered proprietor (where appropriate), and the beneficial owner of, or otherwise is entitled to use each of or has agreed to acquire on or before Admission the right to use or ownership of the Intellectual Property Rights material to the Group's business as currently carried on and as it will be carried on immediately following Admission, free from all charges, liens, and any security interests;

(b)	does not use any material Intellectual Property other than the Intellectual Property Rights (other than commercially available software); and

(c)	or of the Wider Group has taken all steps reasonably necessary to protect all of the material Intellectual Property owned by any member of the Group.

23.3	All Intellectual Property Rights of a material nature are disclosed in the Admission Document.

23.4	All material Intellectual Property in respect of products and services or potential products and services referred to in the Admission Document:

(a)	are in full force and effect or have the status otherwise fairly disclosed in the Admission Document;

(b)
are legally and beneficially owned by the Group or are held by or licensed to the Group (other than commercially available software) under licences, the terms of which have been complied with in all material respects by a member of the Wider Group (including, without limitation, the payment of all fees and royalties due thereunder) or a member of the Group has agreed to acquire on or before Admission a licence to use or ownership of such Intellectual Property and so far as the Warrantors are aware no grounds exist which would or could entitle any third party to terminate such licences prematurely; and

(c)	are free from any mortgage, charge or other security interest.

23.5
No member of the Group has assigned or granted an option or agreed to assign the ownership of any Intellectual Property Rights created by any member of the Wider Group other than in the ordinary course of business.

23.6	None of the Warrantors is aware of anything which has been done or omitted to be done which:

(a)	has affected or might actually be expected to affect the validity of; or

(b)	constitutes knowing acquiescence in infringement of,

any of the registered Intellectual Property Rights, which in any case either individually or collectively is or may be material in the context of the Placing and/or Admission.

23.7	No circumstances exist whereby any of the Intellectual Property Rights could be subject to cancellation or revocation.

23.8	No proceedings, actions or claims are pending or impugning the title, validity or enforceability of any of the Intellectual Property Rights.

23.9
So far as the Warrantors are aware, the carrying on of the business of the Group does not infringe, and the Group has not authorised the infringement of, the Intellectual Property of any third party and no event has occurred or is subsisting which constitutes or results in the infringement by any member of the Group of any Intellectual Property held by third parties and which would have a material adverse effect on the business, assets or prospects of the Group taken as a whole.

23.10	There has been no infringement of any of the Intellectual Property Rights owned by the Group by any third party so as to have a material adverse effect on the business of the Group.

23.11
There are currently no restrictions over any Intellectual Property Rights which prevent or would prevent such Intellectual Property Rights being used now or in the future for their present use, the consequences of which would be material in the context of the Placing and/or Admission.

23.12
All persons retained or employed by any member of the Group who, in the course of their work for any member of the Group have brought, will or might reasonably be expected to bring into existence Intellectual Property are individually bound by written agreements with a member of the Group whereby all Intellectual Property which such persons bring or which may be brought into existence during their work for the Group vests (to the extent permissible by law) in a member of the Group and all such agreements contain terms which prohibit such persons divulging any information which is considered by the Group to be confidential.

24.	INFORMATION TECHNOLOGY

No member of the Group has nor, so far as the Directors are aware, has any other person, suffered, any failures or bugs in or breakdowns of any computer hardware or software used in connection with the business of the Group which have caused any material disruption or interruption in or to its use having a material adverse effect on the Group taken as a whole.

25.	LICENSING AND GAMING

For the purposes of this paragraph 28, "Lottery Services" means the development, installation, adaptation, management and/or provision of lottery games, applications and services to the extent carried on at Admission by the Wider Group.

25.1
The Group has obtained or has agreed to obtain on or before Admission all licences, authorisations, consents and permits required in all jurisdictions in which any member of the Wider Group provides or has provided any Lottery Services.

25.2
No member of the Wider Group is or has at any time been in breach of any law, regulation or licence requirement in connection with its provision of the Lottery Services in any jurisdiction in which it operates or has operated.

25.3
A member of the Wider Group has at all times complied with and is currently in compliance with all applicable laws, regulations and licence requirements in all jurisdictions in which the Wider Group operates in relation to its storage of any information obtained by any member of the Wider Group from the use by any third party of the Lottery Services.

26.	ASSETS AND CONTRACTS

26.1
A member of the Group is either the sole legal and beneficial owner of or has agreed to acquire or has the right to use all assets used in the business of the Wider Group which are necessary for the effective operation of the business as it is currently carried on by the Wider Group or contemplated to be carried on by the Group for the next 12 months.

26.2
Either a member of the Group is a party to all agreements which are material to the business of the Wider Group or, in respect of all such agreements to which a member of the Group is not a party, a member of the Group has agreed to acquire the benefit of such agreements on or prior to Admission.

SCHEDULE 5

Tax Indemnity

1.	DEFINITIONS

In this Schedule 6, unless the context otherwise requires:

1.1	Words and expressions defined in or for the purposes of this agreement shall, except where expressly defined herein, have the same meanings in this schedule.

1.2	An "associate" of a Covenantor means:

(a)	such persons as fall within the definition of associate in section 417(3) of the Taxes Act if references therein to "a participator" are construed as references to the Covenantor concerned; and

(b)
any company which is under the control of the Covenantor concerned and/or any of the persons referred to in (a) above in relation to that Covenantor, and "control" for this purpose has the meaning in section 416(2)to (6) of the Taxes Act.

1.3	"Covenantor" means each and every Director (but excluding Lord Mancroft) and NMLS.

1.4
"Event" includes (without limitation) the death of any person, any payment, transaction, act or omission (including a change in residence of any person or a failure to make sufficient dividend payments to avoid an apportionment or deemed distribution of income);

1.5	"Liability for Taxation" means:

(a)	any liability of the Company to make a payment or increased payment of Taxation;

(b)	the loss to the Company for whatever reason of any Relief, taken into account in computing the amount of the consolidated assets or liabilities or any provision for Taxation in the Accounts;

(c)	the loss to the Company of a right to repayment of Taxation which was shown or taken into account in the Accountants Reports as an asset; and

(d)
the use or set-off by the Company against income, profits or gains of the Company or any other member of the Wider Group earned, accrued or received, or against a liability of the Company to make a payment or increased payment of Taxation, in each case in respect of any period up to and including Admission of any Relief arising in respect of an Event occurring after Admission in circumstances where, but for such use or set-off, the Company would have had a liability to make a payment or increased payment of Taxation for which ZAI or the Company would have been able to make a claim against any Covenantor under this Schedule, and in a case within paragraph 1.5(b) above the amount of the Liability for Taxation shall be deemed to be the amount of Taxation which is or becomes payable and would have been saved thereby but for such loss and in a case within paragraph 1.5(c) above the amount of the Liability for Taxation shall be deemed to be the amount of the repayment which would otherwise have been obtained and in a case within paragraph 1.5(d) above the amount of the Liability for Taxation shall be the amount of Taxation which would have been payable but for the use or set-off of such Relief.

1.6	"Relief" includes any loss, allowance, credit, exemption, set-off or deduction relevant to the computation of any liability to Taxation.

1.7
"Taxation" means any form of taxation, and any form of levy or charge of any fiscal nature whatsoever, whether of the United Kingdom or elsewhere, and whether or not chargeable directly or primarily against or attributable directly or primarily to the Company, including (without limitation) corporation tax (and any amount assessed, or assessable, or payable, as if it were corporation tax), advance corporation tax, amounts equivalent to corporation tax payable under Section 419 of the Taxes Act, income tax, capital gains tax, value added tax, customs and other import duties, payroll taxes, national insurance and other social security contributions, amounts required to be deducted or withheld on account of taxation from any payment, capital duty, stamp duty, stamp duty reserve tax, inheritance tax and all penalties, fines, surcharges and interest relating to any taxation or to any failure or delay in reporting any matter or making any return or payment required to be reported or made (or any failure to do so accurately and completely) to any Taxation Authority and any reference to "taxation" or "tax" shall be interpreted as though it were a reference to Taxation.

1.8	"Taxes Act" means the Income and Corporation Taxes Act 1988.

1.9	Any reference to a paragraph is a reference to a paragraph in this Schedule.

1.10
References to income profits or gains earned, accrued or received on or before a particular date or in respect of a particular period shall include income profits or gains deemed for taxation purposes to have been earned, accrued or received on or before the date or in respect of that period.

1.11	References to any Event on or before a particular date shall include any Event which is or has been deemed for taxation purposes to have occurred on or before such date.

2.	COVENANT

Each of the Covenantors for himself and his legal and personal representatives hereby undertakes severally to ZAI and (as a separate covenant) the Company to pay to the Company an amount equal to any Liability for Taxation to the extent that it arises by reason of a failure by that Covenantor to discharge a liability to pay Taxation for which he was primarily liable or chargeable or on or in consequence of a chargeable transfer made by the Covenantor for the purposes of Inheritance Tax or the death of the Covenantor in all cases being a Liability for Taxation arising by reason of any Event occurring on or before Admission.

3.	PAYMENT

Where any Covenantor becomes liable to make a payment to the Company under this Schedule, the date upon which payment shall be made in cleared funds (the "Payment Date") shall be determined as follows:

3.1
Where the Liability for Taxation in respect of which any Covenantor is liable to make a payment under paragraph 2 is a liability to make an actual payment or increased payment of Taxation, the Payment Date shall be five Business Days after the date upon which ZAI or the Company demands payment of the same.

3.2
Where the Liability for Taxation in respect of which any Covenantor is liable to make a payment under paragraph 2 is the loss, use or set-off of a right to a repayment of Taxation or of any Relief, the Payment Date shall be the date which is the later of:

(a)	the date five Business Days after demand is made therefor; and

(b)
the date when, in the case of a right to repayment, such repayment would have been made to the Company but for such loss or, in the case of the loss or set-off of any Relief, the date when Taxation becomes payable which would not have been payable but for such loss, use or set-off.

4.	INTEREST

Any sums not paid by a Covenantor on the Payment Date shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) at the rate of three per cent. per annum over the base rate for the time being of Barclays Bank PLC (or in the absence thereof at such similar rate as ZAI shall select) from the Payment Date to the date of actual payment of such sums compounded annually.

5.	LIMITATIONS ON LIABILITY

The liability of the Covenantors in respect of the covenant set out in this Schedule shall, except in relation to any matter in respect of which notice of a claim under this Schedule shall have been given to a Covenantor by ZAI or by the Company on or before such date, terminate on the seventh anniversary of the date hereof.

6.	DEDUCTIONS

6.1	All sums payable by a Covenantor to the Company under this Schedule shall be paid free and clear of all deductions or withholdings whatsoever, save only as may be required by law.

6.2
If any deduction or withholding is required to be made by law from any sum payable under this Schedule, the Covenantor shall be obliged to pay to the Company such greater sum as will, after such deduction or withholding as is required to be made has been made, leave the Company with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

6.3
If any sum (the "first sum") payable by a Covenantor under this Schedule shall be subject to Taxation in the hands of the recipient then the Covenantor making such payment shall pay to the recipient (as often as may be necessary) such additional sum or sums as will after such Taxation (and any Taxation on such additional sum or sums) leave the recipient with such amount as the recipient would have been left with had the first sum not been subject to Tax in the hands of the recipient.

SIGNED AND DELIVERED AS A DEED
by NEW MEDIA LOTTERY SERVICES PLC
acting by:

Signature of Director	.....................................................
Print name of Director	.....................................................
Signature of Director/Secretary	.....................................................
Print name of Director/Secretary	.....................................................

SIGNED AND DELIVERED AS A DEED	.....................................................
by JOHN CARSON
in the presence of:

Witness:
Signature	.....................................................

Name	.....................................................

Address	.....................................................

.....................................................

.....................................................

Occupation	.....................................................

SIGNED AND DELIVERED AS A DEED	.....................................................
by RANDOLPH H BROWNELL
in the presence of:

Witness:
Signature	.....................................................

Name	.....................................................

Address	.....................................................

.....................................................

.....................................................

Occupation	.....................................................

SIGNED AND DELIVERED AS A DEED	.....................................................
by PAULA HORAN
in the presence of:

Witness:
Signature	.....................................................

Name	.....................................................

Address	.....................................................

.....................................................

.....................................................

Occupation	.....................................................

SIGNED AND DELIVERED AS A DEED	.....................................................
by JOSEPH DRESNER
in the presence of:

Witness:
Signature	.....................................................

Name	.....................................................

Address	.....................................................

.....................................................

.....................................................

Occupation	.....................................................

SIGNED AND DELIVERED AS A DEED	.....................................................
by MILTON DRESNER
in the presence of:

Witness:
Signature	.....................................................

Name	.....................................................

Address	.....................................................

.....................................................

.....................................................

Occupation	.....................................................

SIGNED AND DELIVERED AS A DEED	.....................................................
by LORD MANCROFT
in the presence of:

Witness:
Signature	.....................................................

Name	.....................................................

Address	.....................................................

.....................................................

.....................................................

Occupation	.....................................................

SIGNED AND DELIVERED AS A DEED by NEW MEDIA LOTTERY SERVICES, INC, a company incorporated under the laws of Delaware, United States, acting by [FULL NAME(S) OF PERSON(S) SIGNING] (being [a person] [persons] who, in accordance with the laws of that territory, [is/are] acting under the authority of the company) in the presence of:
Sign here ..................................................... [.....................................................] Authorised signatory (or signatories)

Witness:
Signature	.....................................................

Name	.....................................................

Address	.....................................................

.....................................................

.....................................................

Occupation	.....................................................

SIGNED AND DELIVERED AS A DEED
by ZIMMERMAN ADAMS INTERNATIONAL LIMITED
acting by:

Signature of Director	.....................................................

Print name of Director	.....................................................

Signature of Director/Secretary	.....................................................

Print name of Director/Secretary	.....................................................